EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 33-82144 of Pre-Paid Legal Services, Inc. on Form S-8 of our report dated May 3, 1995 on the financial statements of The Pre-Paid Legal Services, Inc. Employee Stock Ownership and Thrift Plan and Trust for the year ended December 31, 1994 appearing in this Amendment No. 1 on Form 10-KSB/A of Pre-Paid Legal Services, Inc. for the year ended December 31, 1994.


/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Oklahoma City, Oklahoma

June 27, 1995